Exhibit 10.12

Execution Version

SECOND AMENDMENT TO NOMINATION AND DIRECTOR VOTING AGREEMENT

THIS SECOND AMENDMENT TO NOMINATION AND DIRECTOR VOTING AGREEMENT (this “Amendment”) is entered into on June 27, 2019 (the “Execution Date”), by and among StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), Axar Capital Management, LP, a Delaware limited partnership (“Axar”), Axar GP LLC, a Delaware limited liability company (“Axar GP”), Axar Master Fund, Ltd., a Cayman Islands exempted limited partnership (together with Axar and Axar GP, the “Axar Entities”), StoneMor GP Holdings, LLC, a Delaware limited liability company (“GP Holdings”), and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC (“ACII,” and, together with GP Holdings, the “ACII Entities” and, collectively with the Axar Entities, the “Principal Stockholders”). The Principal Stockholders and GP are referred to herein as the “Parties” and each as a “Party.”

RECITALS

1.

The Parties entered into that certain Nomination and Director Voting Agreement on September 27, 2018, as amended by that certain First Amendment to Nomination and Director Voting Agreement dated as of February 4, 2019 (collectively, the “Agreement”).

2.	Pursuant to Section 5(e)(ii) of the Agreement, the Agreement may be amended in writing by the Parties.
3.	The Parties desire to make certain amendments to the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I
AMENDMENTS

1.1Board Designation Rights. Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 1.Board Designation Rights.

(a)

Subject to the other provisions of this Section 1, commencing as of the Effective Time and ending on the Final Designated Director Termination Date (as defined below), the Axar Entities shall have the option and right (but not the obligation) to designate up to three (3) nominees to be nominated by the Company at each annual (or special) meeting of stockholders of the Company to serve as Directors on the Board (each, an “Axar Designated Director”, and collectively, the “Axar Designated Directors”) in accordance with this Section 1, two of whom shall be “independent” under the standards set forth in

DOC ID – 32124043.8

Section 303A.02(b) of the New York Stock Exchange Listed Company Manual for so long as the Company is not a “controlled company” for purposes of the New York Stock Exchange.  Each Axar Designated Director shall in the reasonable determination of the Board or Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) (i) be suitable to serve on the Board in accordance with the customary standards of suitability for directors of NYSE listed companies, (ii) not be prohibited from serving as a Director pursuant to any rule or regulation of the U.S. Securities and Exchange Commission or any National Securities Exchange on which the  Common Stock is listed or admitted to trading, and (iii) not be an employee, manager or director of any Competitor (as defined below).  As a condition precedent to service on the Board, each Axar Designated Director shall deliver to the Board his or her written resignation from the Board (in the form attached hereto as Annex A) that the Board or the Nominating and Governance Committee may, in the Board’s or such committee’s sole discretion, accept and make effective solely and to the extent provided in accordance with subsection (d) below.  For purposes of this Agreement, the term “Competitor” shall mean any person or entity that is an operating company (it being agreed that “Competitor” shall not include any company the primary business purpose of which is to provide financing directly or indirectly to unaffiliated entities) which engages in the death care business.

(b)

Subject to the other provisions of this Section 1, commencing as of the Effective Time and ending on the Final Designated Director Termination Date (as defined below), the ACII Entities shall have the option and right (but not the obligation) to designate one (1) nominee to be nominated by the Company at each annual (or special) meeting of stockholders of the Company to serve as a Director on the Board (the “ACII Designated Director”, and collectively with the Axar Designated Directors, the “Designated Directors”) in accordance with this Section 1.  The ACII Designated Director shall in the reasonable determination of the Board or Nominating and Governance Committee (i) be suitable to serve on the Board in accordance with the customary standards of suitability for directors of NYSE listed companies, (ii) not be prohibited from serving as a Director pursuant to any rule or regulation of the U.S. Securities and Exchange Commission or any National Securities Exchange on which the  Common Stock is listed or admitted to trading, and (iii) not be an employee, manager or director of any Competitor.  As a condition precedent to service on the Board, the ACII Designated Director shall deliver to the Board his or her written resignation from the Board (in the form attached hereto as Annex A) that the Board or the Nominating and Governance Committee may, in the Board’s or such committee’s sole discretion, accept and make effective solely and to the extent provided in accordance with subsection (d) below.

(c)

The GP and Company (as applicable) and the Board shall take all actions necessary or advisable to effect the provisions of Sections 1(a) and 1(b) (subject to Section 1(d)), including, effective as of the Conversion Effective Time, validly appointing the three (3) Directors designated by Axar in writing to the Board and one (1) Director designated by ACII in writing to the Board, in each case, no later than ninety (90) days after the date hereof (the “Initial Directors”).  Of the Initial Directors, the Axar Designated Directors shall serve initial terms that expire no earlier than the annual meeting of the stockholders of the Company (the “Stockholders”) to be held in 2020, 2021 and 2022, respectively (with

Axar notifying the Board which Axar Designated Director’s term shall expire in 2020, 2021 and 2022), and the ACII Designated Director shall serve an initial term that expires no earlier than the annual meeting of the Stockholders to be held in 2020.

(i)Each of the ACII Entities, on the one hand, and the Axar Entities, on the other hand, agree (A) upon GP’s or the Company’s (as applicable) request to, and to cause each Designated Director designated by them to, timely provide GP or the Company (as applicable) with accurate and complete information relating to such Designated Director as may be required to be disclosed by the Company under the Exchange Act and (B) to cause each Designated Director designated by it or them, as applicable, to comply with the Section 16 filing obligations under the Exchange Act.  At each applicable election of Directors, the Board shall nominate each Designated Director, which designee must meet the standards set forth in subsection (a) above, as part of the slate of Directors nominated by the Board for election by the Stockholders and shall recommend that the Stockholders vote for the each of the Designated Directors.  Additionally, in the event of the resignation, death, or removal (for cause or otherwise) of any Designated Director, the Party who designated such Director under this Agreement shall have the right for the ensuing sixty (60) days, subject to the other provisions of this Section 1, to designate in writing furnished to the Nominating and Governance Committee the person to be appointed by the Board as the Designated Director to fill the resulting vacancy (subject to such designee meeting the standards set forth in subsection (a) above).

(ii)Any action by the ACII Entities or the Axar Entities to designate a Designated Director shall be evidenced in writing furnished to the Nominating and Governance Committee not later than January 31 of the year in which the annual meeting of the Stockholders for the election of such Designated Director is to be held (or in the case of a special meeting within a reasonable time in advance of such meeting in order to allow the Board and the Nominating and Governance Committee to determine compliance with the qualifications required in Section 1 and otherwise to comply with its proxy solicitation and disclosure obligations in connection with such meeting) and shall be executed by the ACII Entities or the Axar Entities, as applicable.

(iii)In the event that the ACII Entities or the Axar Entities fail to designate a Designated Director meeting the qualifications specified in Section 1 in accordance with the time periods set forth in this Section 1(c) (including upon the resignation, death or removal of a Designated Director), the Board, upon recommendation from the Nominating and Governance Committee, shall have the right to retain the resulting vacancies on the Board, reduce the size of the Board to the extent of the resulting vacancies or designate an individual or individuals recommended by the Nominating and Governance Committee to fill such vacancies, in each case until the next meeting of the Stockholders for the election of Directors of that class, at which time the ACII Entities or the Axar Entities, as applicable, will again be entitled to designate Designated Directors to the extent permitted in this Section 1.

(d)	Ownership Thresholds.

(i) Subject to the remaining terms of this Section 1(d), from and after the Effective Time and so long as the ACII Entities and their respective Affiliates (the “ACII Group”), collectively, continue to beneficially own at least 4.00% of the then issued and outstanding Common Stock of the Company (“Outstanding Common Stock”), the ACII Entities shall be entitled to designate one (1) ACII Designated Director pursuant to this Section 1.  As of the first date that the ACII Group, collectively, beneficially owns less than 4.00% of the Outstanding Common Stock, the right of the ACII Entities to designate any ACII Designated Directors pursuant to this Section 1 shall immediately terminate.

(ii)Subject to the remaining terms of this Section 1(d), from and after the Effective Time and until the later of (x) the refinancing or repayment of the Notes under the New Indenture (the “Refinancing”) and (y) the Axar Entities and their respective Affiliates (the “Axar Group”), collectively, no longer beneficially own at least 15.00% of the Outstanding Common Stock, the Axar Entities shall be entitled to designate up to three (3) Axar Designated Directors pursuant to this Section 1, provided, however that if, prior to the Refinancing, the number of Directors on the Board is increased, the number of Axar Designated Directors shall be increased to be at least three-sevenths (3/7) of the total number of Directors on the Board.  Solely after the Refinancing, as of the first date that the Axar Group, collectively, beneficially owns less than 15.00% Outstanding Common Stock, but at least 10.00% of the Outstanding Common Stock, the Axar Entities shall only be entitled to designate up to two (2) Axar Designated Directors.  Solely after the Refinancing, as of the first date that the Axar Group, collectively, beneficially owns less than 10.00% of the Outstanding Common Stock, but at least 5.00% of the Outstanding Common Stock, the Axar Entities shall only be entitled to designate one (1) Axar Designated Director.  Solely after the Refinancing, as of the first date that the Axar Group, collectively, beneficially owns less than 5.00% of the Outstanding Common Stock, the right of the Axar Entities to designate any Axar Designated Directors pursuant to this Section 1 shall immediately terminate.

(iii)If, solely after the Refinancing, the Axar Group’s beneficial ownership is less than 15.00% of the Outstanding Common Stock but greater than 10.00% (the “First Designated Director Termination Date”), the Axar Entities shall specify (by written notice to the Company not later than January 31 of the year in which the next annual meeting of the Stockholders for the election of any Axar Designated Director is to be held or, in the case of a special meeting, within a reasonable time in advance of such meeting) which Axar Designated Director position will not be nominated by the Axar Entities at the applicable annual (or special) meeting.

(iv)If, solely after the Refinancing, the Axar Group’s beneficial ownership is less than 10.00% of the Outstanding Common Stock but greater than 5.00% (the “Second Designated Director Termination Date”), the Axar Entities shall specify (by written notice to the Company not later than January 31 of the year in which the next annual meeting of the Stockholders for the election of any Axar Designated Director is to be held or, in the case of a special meeting, within a reasonable time in advance of such meeting) which Axar Designated Director position will not be nominated by the Axar Entities, as applicable at the applicable annual (or special) meeting.

(v)The date on which the ACII Group’s or the Axar Group’s (and, with respect to the Axar Group, solely after the Refinancing), as applicable, beneficial ownership is less than 5.00% of the Outstanding Common Stock shall be the “Final Designated Director Termination Date”.

“New Indenture” means the Indenture, dated as of June 27, 2019, by and among the Partnership and certain subsidiaries of the Partnership as Issuers and the Subsidiary Guarantors party thereto from time to time and Wilmington Trust, National Association, as Trustee and as Collateral Agent, as amended, amended and restated, or supplemented from time to time.

“Notes” means the Senior Secured PIK Toggle Notes due 2024 under the New Indenture.

(vi)  At any time on or after the First Designated Director Termination Date, the Second Designated Director Termination Date or the Final Designated Director Termination Date, the Board shall be entitled to accept and make effective the resignations of any Designated Directors in excess of the number of Designated Directors that the ACII Entities or the Axar Entities, as applicable, are entitled to designate pursuant to this Section 1(d); provided, however, that after the First Designated Director Termination Date and Second Designated Director Termination Date, as applicable, the Axar Entities shall be entitled to specify which of its Designated Directors’ resignations shall be so accepted and made effective if the number of required resignations hereunder is less than the number of then serving Designated Directors designated by the Axar Entities pursuant to this Section 1(d).

(vii)In addition to the obligation in Section 1(a) of each Designated Director to deliver the written resignation described therein, after the First Designated Director Termination Date, the Second Designated Director Termination Date or the Final Designated Director Termination Date, as applicable, each of the ACII Group, on the one hand, or the Axar Group, on the other hand, agree, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Company, to cause the Designated Directors then serving as members of the Board in excess of the number of Designated Directors that it or they are entitled to designate pursuant to this Section 1(d), as applicable, to resign from the Board effective immediately.

(viii)The phrase “beneficial ownership” and words of similar import when used in this Agreement shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(e)

At all times while a Designated Director is serving as a member of the Board, and following any such Designated Director’s death, resignation, removal or other cessation as a Director in such former Designated Director’s capacity as a former Director, such Designated Director shall be entitled to all rights to indemnification and exculpation, in each case, as are then made available to any other member of the Board.  While serving as a Designated Director, such Designated Director shall be entitled to compensation commensurate with that of similarly situated (i.e., independent, employee or non-employee affiliate) members of the Board and reimbursement for reasonable expenses consistent with the Company’s policies applicable to other similarly situated Directors.

(f)

The option and right to appoint Designated Directors to be granted to each of the ACII Entities and the Axar Entities by the Company following the Reorganization under this Section 1 may not be transferred or assigned, in whole or in part, by the ACII Entities or the Axar Entities directly or indirectly (including by way of direct or indirect transfers of equity interests in such Persons) without the prior written consent the Company, and the execution by such transferee of a joinder agreement in the form of Annex B hereto (a “Joinder”) (provided that such rights may be transferred or assigned to an Affiliate of the ACII Entities or the Axar Entities without the consent of the Company, as applicable, in the case of direct or indirect transfers of equity interests in such Person among or to an Affiliate so long as (i) such transferee executes a Joinder and (ii) such transfers collectively would not result in equity interests in such Person representing a majority of the economic or voting interests in such Person being owned or controlled by a Person or Persons that do not own or control a majority of the economic or voting interests in such Person immediately prior to such transfer).

(g)

The Board shall not designate an executive committee or any other committee which has been delegated authority substantially similar to the authority of the Board unless each then serving Designated Director is also appointed as a member of such committee. ”

1.2Standstill. Section 3(a)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“acquire or propose to acquire additional Common Stock or other securities of the Company or any securities of its subsidiaries; provided, however, that the foregoing shall not prohibit the acquisition or proposal to acquire additional Common Stock or other Company securities that in the aggregate, together with such Party’s and its Affiliates’ beneficial ownership of any other Common Stock or other securities of the Company, does not cause such Party’s and its Affiliates’ aggregate beneficial ownership to exceed nineteen and ninety-nine hundredths percent (19.99%) with respect to the ACII Entities, or twenty-seven and forty-nine hundredths percent (27.49%) (which percentage shall exclude equity acquired in connection with the Partnership’s preferred unit offering to be consummated on or about the Execution Date including any Common Stock issued upon conversion or in consideration of such equity) with respect to the Axar Entities of either the outstanding Common Stock or the voting power of the outstanding securities of the Company; provided, further, that the foregoing shall not prohibit and the Principal Stockholders shall have the right to participate pro rata, based on their respective beneficial ownership percentage of the outstanding Common Stock, in any equity capital raise by the Company or any of its subsidiaries;”

1.3Standstill. Section 3(d) of the Agreement is hereby amended and restated in its entirety as follows:

“Standstill Termination Date” means, with respect to the ACII Entities or the Axar Entities, as applicable, the earlier of (i) the third anniversary of the Effective Time, (ii) the date that the Company or any of its Affiliates or agents materially breaches this Agreement (following notice of such breach to the Company by any ACII Entity or any Axar Entity and the opportunity for the Company to cure or cause to be cured such breach for 15 days from such notice) or takes any action challenging the validity or enforceability of this Agreement, (iii) the date that the ACII Entities or the Axar Entities, as applicable, no longer has the right to nominate any Directors or no longer has any of its Designated Directors on the Board, and (iv) thirty (30) days following the delivery by all of the Designated Directors of the ACII Entities or all of the Designated Directors of the Axar Entities, respectively, of a notice of immediate effective resignation from the Board.”

1.4Binding Effect; Assignment; Termination. Section 5(g) of the Agreement is hereby amended and restated in its entirety as follows:

“(g)Binding Effect; Assignment; Termination.  This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but, except as provided by Section 1(e) hereof will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties.  This Agreement shall terminate with respect to a Principal Stockholder (and the Company’s rights with respect to and obligations to such Principal Stockholder) on the later of: (i) with respect to the ACII Entities or the Axar Entities, as applicable, the Final Designated Director Termination Date applicable the ACII Entities or the Axar Entities, respectively, and (ii) the Standstill Termination Date with respect to such Principal Stockholder, except that in any such case the provisions of Section 4 and this Section 5 shall survive any termination of this Agreement and except that no party to this Agreement shall be relieved or released from liability for damages arising out of a breach of this Agreement before such termination.”

Article II
MISCELLANEOUS PROVISIONS

2.1Certain Defined Terms.  Capitalized terms used in this Amendment that are not defined in the text of the body of this Amendment shall have the meanings given such terms in the Agreement.

2.2No Other Amendments.  All provisions of the Agreement, unless amended by this Amendment, shall remain unchanged.

2.3Counterparts.  This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4Miscellaneous. Section 5 of the Agreement shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

STONEMOR GP LLC

By:/s/ Joseph M. Redling
Name:Joseph M. Redling
Title:President and Chief Executive Officer

STONEMOR GP HOLDINGS, LLC

By:/s/ Robert B. Hellman, Jr.
Name:Robert B. Hellman, Jr.
Title:Authorized Person

Signature Page to

Second Amendment to

Nomination and Director Voting Agreement

AXAR CAPITAL MANAGEMENT, LP

By:	Axar GP, LLC, its general partner

By:/s/ Andrew M. Axelrod

Name:Andrew Axelrod

Title:Sole Member

AXAR GP LLC

By:/s/ Andrew M. Axelrod

Name:Andrew Axelrod

Title:Sole Member

AXAR MASTER FUND, LTD.

By:/s/ Andrew M. Axelrod

Name:Andrew Axelrod

Title:Authorized Person

Signature Page to

Second Amendment to

Nomination and Director Voting Agreement

ROBERT B. HELLMAN, JR., AS TRUSTEE UNDER THE VOTING AND INVESTMENT TRUST AGREEMENT FOR THE BENEFIT OF AMERICAN CEMETERIES INFRASTRUCTURE INVESTORS, LLC

By:/s/ Robert B. Hellman, Jr.

Name:Robert B. Hellman, Jr.

Title: Trustee

Signature Page to

Second Amendment to

Nomination and Director Voting Agreement